EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact: Christopher T. Dahl, President/CEO                      612/925-8840
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                      CHILDREN'S BROADCASTING CORPORATION
                        ACQUIRES ADDITIONAL INTEREST IN
                             HARMONY HOLDINGS, INC.

MINNEAPOLIS, MN - APRIL 16TH - Children's Broadcasting Corporation (CBC, Nasdaq National Market: AAHS) announced today it acquired 225,000 additional shares of Harmony Holdings, Inc. (Harmony, OTC: HAHO), a television commercial production company on April 15th. With the purchase of these shares, CBC now owns 3,907,962 shares or approximately 52.1% shares of Harmony outstanding common stock.

Christopher T. Dahl, Chairman and President of CBC commented. "We are pleased to increase our ownership of Harmony. The additional purchase of shares brings our interest in Harmony to over 50% and will allow CBC to fully consolidate Harmony's revenues and expenses. Further, the consolidated reporting by CBC will allow our shareholders to follow the building of Harmony's revenues."

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements contained herein regarding the Company's future outlook and opportunities are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Children's Broadcasting Corporation, and which may cause actual results to differ from those projected.

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